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                                                                   EXHIBIT 10.15

                       CANADIAN TAX CO-OPERATION AGREEMENT

THIS AGREEMENT is made as of May 8th, 2002.

BETWEEN:

                  TRIZECHAHN OFFICE PROPERTIES LTD.
                  a corporation organized under the laws of the Province of New Brunswick
                  ("THOPL")

                                     - and -

                  TRIZEC PROPERTIES, INC.
                  a corporation organized under the laws
                  of Delaware
                  ("TRIZEC PROPERTIES")

RECITALS:

A. Substantially all of the shares in the capital stock of Trizec Properties are indirectly owned by THOPL;

B. The manner in which the Trizec Properties Parties undertake activities will affect the Canadian tax consequences to the THOPL Parties;

C. The Trizec Properties Parties have historically conducted their business operations having regard to the Canadian tax consequences of their actions to relevant THOPL Parties and wish to continue to do so in a manner consistent with past practice once Trizec Properties becomes a publicly traded corporation; and

D. The parties wish to implement the terms of this Agreement in a manner which is not burdensome on the effective management of the Trizec Properties Parties and which allows Trizec Properties' management to operate in a manner which is in the best interests of all Trizec Properties shareholders.

      THEREFORE, in consideration for the relevant THOPL Parties agreeing to participate in transactions pursuant to which it is expected that Trizec Properties will become a publicly traded corporation and for other for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings set forth below:

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      "CANADIAN TAX" means any tax imposed under the Canadian Tax Statutes;

      "CANADIAN TAX STATUTES" means the Income Tax Act (Canada) (and any regulations thereunder) and each corresponding provincial taxation statute (and any regulations thereunder);

      "CANADIAN CORPORATION" means any corporation or company incorporated or otherwise formed under the laws of Canada or any province or territory thereof;

      "TRIZEC CANADA" means Trizec Canada Inc.

      "CONTROLLED TRIZEC PROPERTIES PARTY" means Trizec Properties and any corporation, company, partnership, trust or other entity, organization or relationship of any kind controlled by Trizec Properties, alone or together with any other entities controlled by Trizec Properties;

      "NON-CONTROLLED TRIZEC PROPERTIES PARTY" means, at any time, any corporation, company, partnership, trust or other entity, organization or relationship of any kind in which Trizec Properties, alone or together with any entities controlled by Trizec Properties, has an ownership interest representing, at such time, 10% or more of all ownership interests in such party but which is not a Controlled Trizec Properties Party;

      "THOPL PARTY" means THOPL, any Canadian Corporation controlled by or controlling THOPL and any Canadian Corporation controlled by a Canadian Corporation that controls THOPL and that, at any time on or after the date hereof, directly or indirectly has or has had a direct or indirect ownership interest in, Trizec Properties (through share ownership or otherwise), but excluding PM Capital Inc. or any other Canadian Corporation holding an ownership interest in Trizec Canada, unless such corporation is a successor corporation to Trizec Canada;

      "TRIZEC PROPERTIES PARTY" means any one of Trizec Properties, a Controlled Trizec Properties Party or a Non-Controlled Trizec Properties Party.

1.2   CONTROL

      A party is "controlled" by (i) any person holding, directly or indirectly, voting securities which carry votes sufficient, if exercised, to elect a majority of the board of directors, trustees, managers or other governing body of the controlled party, and (ii) any person who otherwise has the ability to control and direct the business and operations of such controlled party and the terms "control" and "controlling" shall have corresponding meanings.

1.3   REFERENCES TO CANADIAN TAX STATUTES

      Any reference to any of the Canadian Tax Statutes, any provision thereof or any regulation thereunder shall be deemed to include a reference to any amendment thereto, and to include a reference to any comparable provision of any other statute or regulation now or hereafter enacted by the government of Canada or any province, territory or municipality therein to substantially similar effect.


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1.4   REFERENCES TO NON-CONTROLLED TRIZEC PROPERTIES PARTIES

      Wherever in this Agreement there is a reference to a requirement that Trizec Properties "endeavour to cause" a Non-Controlled Trizec Properties Party to take or not to take certain action, it means that Trizec Properties will use its best efforts on a commercially reasonable basis to do so.

1.5   HEADINGS

      The division of this Agreement into Articles and Sections and the insertion of an index and headings are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "THIS AGREEMENT", "HEREOF", "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto. Save as expressly provided herein, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.6   EXTENDED MEANINGS

      Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders. The term "including" means "including without limitation".

1.7   SEVERABILITY

      In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

                                    ARTICLE 2
                           OBLIGATIONS OF THE PARTIES

2.1   MINIMIZATION OF CANADIAN TAX

Trizec Properties shall not, and shall cause each Controlled Trizec Properties Party and endeavour to cause each Non-Controlled Trizec Properties Party to not, undertake any course of action in the operation of its business or otherwise which could reasonably be expected to have adverse consequences to a THOPL Party under the Canadian Tax Statutes which could reasonably be expected to be material in the circumstances; provided however that this provision shall not require a Trizec Properties Party to breach any provision of any contract in existence at the date of this Agreement.

2.2   CANADIAN TAX REPORTING INFORMATION

      At the request of a THOPL Party, Trizec Properties (at its own expense) will and will cause any Controlled Trizec Properties Party and will endeavour to cause any Non-Controlled Trizec Properties Party to provide, on a timely basis, information considered necessary by the THOPL Party, acting reasonably, to permit any relevant THOPL Party to comply with its reporting requirements or make calculations or for any other purpose that relates to the taxation


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under the Canadian Tax Statutes of a relevant THOPL Party, in each case for fiscal years of a relevant THOPL Party ending on or before December 31, 2007. A relevant THOPL Party shall be entitled to make copies of such information and to retain such information indefinitely. The provisions of this Section 2.2 shall survive the termination of this Agreement, but only insofar as information relates to fiscal years of a relevant THOPL Party ending on or before December 31, 2007.

2.3   LIMITATION ON OBLIGATIONS

      Nothing in this Agreement shall be construed so as to require any Trizec Properties Party to take any action that in the reasonable opinion of Trizec Properties will endanger its status as a "Real Estate Investment Trust" for purposes of the Internal Revenue Code (1986) as amended.

2.4   COMMUNICATIONS

Trizec Properties shall communicate with the relevant THOPL Parties (directly or through another Trizec Properties Party) on a regular, quarterly basis (or more frequently if requested by THOPL) so that the relevant THOPL Parties are made aware of matters which may have an effect on the treatment of the relevant THOPL Parties under the Canadian Tax Statutes.


2.5   CONFIDENTIALITY

      THOPL shall, and shall cause each of the relevant THOPL Parties to, keep confidential all information and documentation relating to the business of the Trizec Properties Parties and other information provided to any of them by a Trizec Properties Party pursuant to this Agreement, other than:

      (i) information or documentation in the public domain through no fault or act of THOPL or the relevant THOPL Party;

      (ii) disclosure to a taxing authority necessary to permit any relevant THOPL Party to comply with its reporting requirements under the Canadian Tax Statutes;

      (iii) such disclosure to a taxing authority as a relevant THOPL Party reasonably believes is necessary or beneficial in connection with the review of its tax affairs by, or the contestation of its tax affairs with, a taxing authority having jurisdiction over such relevant THOPL Party; and

      (iv) information otherwise required to be disclosed by law, and in such case prior written notice shall be provided to Trizec Properties;

      (v) disclosure by a relevant THOPL Party to its professional advisors (including auditors) with respect to matters contemplated by this Agreement provided such Persons use such information only with respect to matters contemplated by this Agreement and are advised of the requirement of confidentiality under this Agreement.


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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1   REPRESENTATIONS AND WARRANTIES OF TRIZEC PROPERTIES

      Trizec Properties represents and warrants as follows to THOPL and acknowledges and confirms that THOPL is relying upon such representations and warranties:

(a) CORPORATE STATUS. Trizec Properties is a corporation duly incorporated and validly existing under the laws of Delaware.

(b) CORPORATE POWER AND AUTHORITY. Trizec Properties has full corporate power and authority to enter into this Agreement, and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed or performed by it in accordance with the terms thereof.

(c) AUTHORIZATION AND ENFORCEABILITY. This Agreement has been delivered by Trizec Properties and constitutes a valid and legally binding obligation of Trizec Properties enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally.

(d) CONFLICT WITH CONSTATING DOCUMENTS AND AGREEMENTS. Neither the execution and delivery of this Agreement nor compliance by Trizec Properties with the terms, conditions and provisions hereto, will conflict with or result in a breach of any of the terms, conditions or provisions of:

      (i) the constating documents or by-laws of Trizec Properties or any unanimous shareholders' agreement relating to it;

      (ii) any resolution of the shareholders, directors or any committee of directors of Trizec Properties;

      (iii) in any material respect, any agreement, instrument or arrangement to which Trizec Properties is now a party or by which it, or its properties are, or may be, bound, or will constitute a default thereunder; or

      (iv)  any judgment or order, writ, injunction or decree of any court.

(e) NO OTHER AUTHORIZATION OR CONSENTS NECESSARY. No action (including, without limitation, the giving of any consent, licence, right, approval, authorization, registration, order or permit) of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Trizec Properties of this Agreement or in order to render this Agreement legal, valid, binding or enforceable except those actions which have been obtained or filings which have been made.


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3.2   REPRESENTATIONS AND WARRANTIES OF THOPL

      THOPL represents and warrants as follows to Trizec Properties and acknowledges and confirms that Trizec Properties is relying upon such representations and warranties:

(a) CORPORATE STATUS. THOPL is a corporation duly continued and validly existing under the laws of Province of New Brunswick.

(b) CORPORATE POWER AND AUTHORITY. THOPL has full corporate power and authority to enter into this Agreement, and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed or performed by it in accordance with the terms thereof.

(c) AUTHORIZATION AND ENFORCEABILITY. This Agreement has been delivered by THOPL and constitutes a valid and legally binding obligation of THOPL enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally.

(d) CONFLICT WITH CONSTATING DOCUMENTS AND AGREEMENTS. Neither the execution and delivery of this Agreement nor compliance by THOPL with the terms, conditions and provisions hereto, will conflict with or result in a breach of any of the terms, conditions or provisions of:

      (i) the constating documents or by-laws of THOPL or any unanimous shareholders' agreement relating to it;

      (ii) any resolution of the shareholders, directors or any committee of directors of THOPL;

      (iii) in any material respect, any agreement, instrument or arrangement to which Trizec Properties is now a party or by which it, or its properties are, or may be, bound, or will constitute a default thereunder; or

      (iv)  any judgment or order, writ, injunction or decree of any court.

(e) NO OTHER AUTHORIZATION OR CONSENTS NECESSARY. No action (including, without limitation, the giving of any consent, licence, right, approval, authorization, registration, order or permit) of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by THOPL of this Agreement or in order to render this Agreement legal, valid, binding or enforceable except those actions which have been obtained or filings which have been made.


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                                    ARTICLE 4
                            DISPUTES AND ARBITRATION

4.1   ARBITRATION OF DISPUTES

      If any dispute or question shall arise between THOPL and Trizec Properties arising out of or relating to this Agreement or any part thereof, including, but not limited to, its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement or the respective rights and obligations of THOPL and Trizec Properties hereunder (a "DISPUTE") the Dispute shall be referred to a sole arbitrator for arbitration. The arbitrator shall be an individual who is chosen by mutual agreement of THOPL and Trizec Properties. If THOPL and Trizec Properties are unable to agree upon an arbitrator within thirty (30) days of a Dispute, THOPL or Trizec Properties may apply to a judge of the Ontario Superior Court to appoint an arbitrator in accordance with
Article 11(3)(b) of the Model Law (as defined in section 4.3).

4.2   LAW GOVERNING ARBITRATION

      All issues referred to arbitration (including the scope of the agreement to arbitrate, the law relating to enforcement of the agreement to arbitrate, any relevant limitation periods, the law governing the procedure of the arbitration, the law relating to available remedies, set-off claims, conflict of laws rules and claims to costs and interest) shall be governed by the substantive laws of the Province of Ontario. The parties hereto agree that this arbitration agreement is governed by the International Commercial Arbitration Act (Ontario), R.S.O. 1990, c.I.9, as amended, that the subject matter of this arbitration agreement relates to more than one country and the parties to this arbitration agreement have their places of business in different countries. Unless otherwise agreed by THOPL and Trizec Properties, the place of the arbitration shall be Toronto, Ontario and any hearing in the course of the arbitration shall take place in Toronto, Ontario in the English language.

4.3   AWARD BINDING

      Any award or determination, including determinations on interim or interlocutory matters, of the arbitrator shall be final and binding and there shall be no appeal or recourse therefrom, subject only to the provisions of the International Commercial Arbitration Act (Ontario) and the Model Law on International Commercial Arbitration adopted by the United Nations Commission on International Trade Law on June 21, 1985 (the "Model Law"). Except as specifically provided in the International Commercial Arbitration Act (Ontario) and the Model Law, all issues arising in connection with a Dispute, including interlocutory and interim matters, shall be resolved by the arbitrator and through the arbitration process and shall not be resolved by application to the Superior Court of Justice for the Province of Ontario or to any other court.

4.4   CONFIDENTIALITY

      The arbitration shall be kept confidential and its existence and any element of it (including submissions and any evidence or documents presented or exchanged) shall not be disclosed, except as required by law, beyond the arbitrator, THOPL and Trizec Properties (including their auditors and insurers), their counsel and any person necessary to the conduct of


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the arbitration. No individual shall be appointed as an arbitrator unless he or she agrees in writing to be bound by this confidentiality provision.

4.5   EXPERTS

      The arbitrator may, without the consent of THOPL and Trizec Properties, appoint any expert.

4.6   PROCEDURES

      The procedures and timetable for the conduct of the arbitration shall be established by the arbitrator after receiving and considering submissions regarding the procedures and timetable from THOPL and Trizec Properties and having due regard for their desire that the overriding objective in establishing the procedures and timetable be that the Dispute be resolved as expeditiously as is reasonably possible.

                                    ARTICLE 5
                                  MISCELLANEOUS

5.1   BENEFIT OF THE AGREEMENT

      This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of Trizec Properties and the successors and permitted assigns of THOPL.

5.2   NOTICES

      All notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be given by overnight delivery service, by hand delivery or by telecopy to the addressee as follows:

(a) to Trizec Properties or any Trizec Properties Party:

      1114 Avenue of the Americas
      New York, NY 10036
      U.S.A.

      Attention:   Chief Financial Officer
      Fax No.:  212-382-9359

(b) to THOPL or any relevant THOPL Party:

      BCE Place, 181 Bay Street
      Suite 3900, P.O. Box 800
      Toronto, ON M5J 2T3

      Attention: Chief Financial Officer
      Fax No.:  416-364-5491


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or at such other address or to such other individual as either party may designate by notice to the other party.

5.3   AMENDMENT AND WAIVER

      This Agreement may be modified or amended and a waiver of any breach of any term or provision of this Agreement shall be effective only if Trizec Properties and THOPL so agree in writing. A waiver of any breach of any term or provision of this Agreement shall be limited to the specific breach waived.

5.4   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. Subject to the provisions of Article 5 regarding the parties agreement to submit disputes to arbitration, Trizec Properties and THOPL each agrees that any legal suit, action or proceeding arising out of this Agreement may be instituted in the courts of Ontario, and each of Trizec Properties and THOPL hereby accepts and irrevocably submits to the non-exclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

5.5   FURTHER ASSURANCES

      Each of Trizec Properties and THOPL shall promptly cure any default in its execution and delivery of this Agreement and agree that it will from time to time at the reasonable request of the other party hereto execute and deliver such documents and instruments and take such further action as may be required pursuant to the terms hereof to accomplish the purposes of this Agreement.

5.6   TERMINATION

      This Agreement and the obligations of the parties hereunder shall terminate at the earlier of (i) the end of the day on which Trizec Properties ceases to be a "foreign affiliate" (for purposes of the Canadian Tax Statutes) of a THOPL Party and (ii) the end of the day on December 31, 2007, provided, however, that the obligations of Trizec Properties under Section 2.2 and the obligations of THOPL under Section 2.5 which shall survive the termination of this Agreement for a further period of 10 years.


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      IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                          TRIZECHAHN OFFICE PROPERTIES LTD.

                                          By: /s/ Robin A. Campbell
                                              ---------------------------------

                                          By: /s/ Colin Chapin
                                              ---------------------------------


                                          TRIZEC PROPERTIES, INC.

                                          By: /s/ Christopher Mackenzie
                                              ---------------------------------

                                          By: /s/ Gregory H. Hanson
                                              ---------------------------------


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